Exhibit 99.2

CSX
How tomorrow moves

CSX QUARTERLY FINANCIAL REPORT

SECOND QUARTER 2012

CSX Announces Second Quarter Results
Tenth Consecutive Quarter of Year-Over-Year Continuing Earnings Growth

Year-Over-Year Highlights:

•	Operating income improves to $943 million

•	Operating ratio improves to 68.7 percent

•	Earnings per share increases to $0.49 per share

•	Employee safety at all-time best levels

JACKSONVILLE, Fla. - July 17, 2012 - CSX Corporation (NYSE: CSX) today announced second quarter net earnings of $512 million, or $0.49 per share, versus $506 million, or $0.46 per share, in the same period last year. This represents a 7 percent year-over-year improvement in earnings per share.

“CSX delivered its 10th straight quarter of year-over-year earnings growth despite significant headwinds in its utility coal business,” said Michael J. Ward, chairman, president and chief executive officer. “The company continues to perform well across a wide range of economic and market conditions.”

Total revenue and volume were essentially flat when compared to the same period last year, as increased shipments of export coal, intermodal and automotive products helped offset declines in utility coal.

CSX's train crews are operating more efficiently and the company's strong service product is translating into better asset utilization. These productivity gains, along with resource alignments made in response to changes in the mix of the business, drove an increase in operating income to $943 million. Additionally, the operating ratio improved to 68.7 percent for the quarter, a 60 basis point improvement year-over-year.

“This team remains focused on the safety of our employees and communities, service to our customers, and productivity in our operations,” said Ward. “CSX employees delivered record employee safety results and a significant improvement in the train accident rate.”

Looking forward, even with the continued headwinds in the utility coal market, CSX remains on track for earnings growth for the full-year 2012. In addition, while more challenging, the company continues to have line of sight to a 65 percent operating ratio by 2015.

Table of Contents	The accompanying unaudited	CSX CORPORATION	CONTACTS:
	financial information should be	500 Water Street, C900
Consolidated Financial Statements........p. 3	read in conjunction with the	Jacksonville, FL 32202	INVESTOR RELATIONS
Operating Statistics...............................p. 10	Company’s most recent	http://www.csx.com	David Baggs
Network Map.........................................p. 11	Annual Report on Form 10-K,		(904) 359-4812
	Quarterly Reports on Form		MEDIA
	10-Q, and any Current		Lauren Rueger
	Reports on Form 8-K.		(877) 835-5279

This earnings announcement, as well as a package of detailed financial information, is contained in the CSX Quarterly Financial Report available on the company's website at http://investors.csx.com and on Form 8-K with the Securities and Exchange Commission.

CSX executives will conduct a quarterly earnings conference call with the investment community on July 18, 2012, at 8:30 a.m. Eastern time. Investors, media and the public may listen to the conference call by dialing 1-888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 1-773-756-0199). Participants should dial in 10 minutes prior to the call. In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company's website at http://investors.csx.com. Following the earnings call, an internet replay of the presentation will be archived on the company website.

CSX Corporation, based in Jacksonville, Fla., is one of the nation's leading transportation companies, providing rail, intermodal and rail-to-truck transload services. The company's transportation network spans approximately 21,000 miles, with service to 23 eastern states, the District of Columbia and two Canadian provinces. CSX's network connects more than 240 short line railroads and more than 70 ocean, river, and lake ports. More information about CSX Corporation and its subsidiaries is available at www.csx.com. Like us on Facebook (http://www.facebook.com/OfficialCSX) and follow us on Twitter (http://twitter.com/CSX).

Forward-looking Statements

This information and other statements by the company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, margins, volumes, rates, cost-savings, expenses, taxes, liquidity, capital expenditures, dividends, share repurchases or other financial items, statements of management's plans, strategies and objectives for future operations, and management's expectations as to future performance and operations and the time by which objectives will be achieved, statements concerning proposed new services, and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “will,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company updates any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements include, among others; (i) the company's success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting the company; (vi) natural events such as severe weather conditions or pandemic health crises; and (vii) the inherent uncertainty associated with projecting economic and business conditions.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company's SEC reports, accessible on the SEC's website at www.sec.gov and the company's website at www.csx.com.

CSX Corporation

CONSOLIDATED INCOME STATEMENTS (Unaudited)
(Dollars in millions, except per share amounts)

	Quarters Ended				Six Months Ended
	Jun. 29, 2012	Jul. 1, 2011	$ Change	% Change	Jun. 29, 2012	Jul. 1, 2011	$ Change	% Change

Revenue	$3,012	$3,019	$(7)	—%	$5,978	$5,829	$149	3%
Expense
Labor and Fringe	744	764	20	3	1,514	1,529	15	1
Materials, Supplies and Other	550	557	7	1	1,092	1,087	(5)	—
Fuel	410	431	21	5	854	833	(21)	(3)
Depreciation	263	246	(17)	(7)	520	489	(31)	(6)
Equipment and Other Rents	102	95	(7)	(7)	199	192	(7)	(4)
Total Expense	2,069	2,093	24	1	4,179	4,130	(49)	(1)

Operating Income	943	926	17	2	1,799	1,699	100	6

Interest Expense	(139)	(134)	(5)	(4)	(283)	(274)	(9)	(3)
Other Income - Net(a)	5	—	5	100	9	5	4	80
Earnings Before Income Taxes	809	792	17	2	1,525	1,430	95	7

Income Tax Expense(b)	(297)	(286)	(11)	(4)	(564)	(529)	(35)	(7)
Net Earnings	$512	$506	$6	1%	$961	$901	$60	7%

Operating Ratio	68.7%	69.3%			69.9%	70.9%

Per Common Share
Net Earnings Per Share, Assuming Dilution	$0.49	$0.46	$0.03	7%	$0.92	$0.81	$0.11	14%

Average Shares Outstanding, Assuming Dilution (millions)	1,043	1,109			1,046	1,112

Cash Dividends Paid Per Common Share	$0.14	$0.12			$0.26	$0.21

See accompanying Notes to Consolidated Financial Statements on page 6.

CSX Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)

	(Unaudited)
	Jun. 29, 2012	Dec. 30, 2011
ASSETS

Cash, Cash Equivalents and Short-term Investments	$683	$1,306
Other Current Assets	1,689	1,629
Properties - Net	25,632	24,974
Investment in Affiliates and Other Companies	1,183	1,171
Other Long-term Assets	402	393
Total Assets	$29,589	$29,473

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Maturities of Long-term Debt	$508	$507
Other Current Liabilities	2,067	2,180
Long-term Debt	8,581	8,734
Deferred Income Taxes	7,896	7,601
Other Long-term Liabilities	1,642	1,983
Total Liabilities	20,694	21,005

Total Shareholders' Equity	8,895	8,468
Total Liabilities and Shareholders' Equity	$29,589	$29,473

See accompanying Notes to Consolidated Financial Statements on page 6.

CSX Corporation

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Dollars in millions)

	(Unaudited)
	Six Months Ended
	Jun. 29, 2012	Jul. 1, 2011
OPERATING ACTIVITIES
Net Earnings	$961	$901
Depreciation	520	489
Deferred Income Taxes	300	280
Contributions to Qualified Pension Plans	(275)	—
Other-Net	(215)	(85)
Net Cash Provided by Operating Activities	1,291	1,585

INVESTING ACTIVITIES
Property Additions	(1,223)	(945)
Purchase of Short-term Investments	(58)	(8)
Proceeds from Sales of Short-term Investments	546	42
Other Investing Activities	6	(18)
Net Cash Used in Investing Activities	(729)	(929)

FINANCING ACTIVITIES
Long-term Debt Issued	300	600
Long-term Debt Repaid	(455)	(570)
Dividends Paid	(270)	(228)
Shares Repurchased(c)	(300)	(528)
Other Financing Activities - Net	22	30
Net Cash Used in Financing Activities	(703)	(696)

Net Decrease in Cash and Cash Equivalents	(141)	(40)

CASH AND CASH EQUIVALENTS
Cash and Cash Equivalents at Beginning of Period	783	1,292
Cash and Cash Equivalents at End of Period	$642	$1,252

Certain prior year data has been reclassified to conform to the current presentation.

See accompanying Notes to Consolidated Financial Statements on page 6.

CSX Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

a)	Other Income - Net:

	Quarters Ended			Six Months Ended
(Dollars in millions)	Jun. 29, 2012	Jul. 1, 2011	$ Change	Jun. 29, 2012	Jul. 1, 2011	$ Change
Interest Income	$1	$1	$—	$3	$2	$1
Income from Real Estate Operations	2	5	(3)	8	8	—
Miscellaneous Income (Expense)	2	(6)	8	(2)	(5)	3
Total Other Income - Net	$5	$—	$5	$9	$5	$4

b)
Income Tax Expense: During second quarter 2012, the Company recorded an income tax benefit of $9 million, or $0.01 per share, as a result of the resolution of certain tax matters as well as changes in state legislation. During second quarter 2011, the Company recorded a net income tax benefit of $14 million, or just over $0.01 per share, primarily as a result of changes in state legislation.

c)	Shares Repurchased: CSX did not repurchase any outstanding shares during the second quarter of 2012.

CSX Corporation

VOLUME AND REVENUE (Unaudited)
Volume (Thousands of units); Revenue (Dollars in millions); Revenue Per Unit (Dollars)

Quarters Ended June 29, 2012 and July 1, 2011

	Volume			Revenue			Revenue Per Unit
	2012	2011	% Change	2012	2011	% Change	2012	2011	% Change
Agricultural
Agricultural Products	101	109	(7)%	$261	$273	(5)%	$2,584	$2,505	2%
Phosphates and Fertilizers	79	80	(1)	125	119	6	1,582	1,488	8
Food and Consumer	25	27	(7)	68	70	(3)	2,720	2,593	5
Industrial
Chemicals	120	119	1	430	413	4	3,583	3,471	2
Automotive	111	87	27	302	226	34	2,721	2,598	5
Metals	67	68	(1)	163	158	3	2,433	2,324	4
Housing and Construction
Emerging Markets	106	117	(10)	178	179	—	1,679	1,530	10
Forest Products	71	70	1	184	174	6	2,592	2,486	5
Total Merchandise	680	677	1	1,711	1,612	6	2,516	2,381	6

Coal	331	388	(14)	820	958	(14)	2,477	2,469	—

Intermodal(a)	629	581	8	408	369	10	649	635	2

Other(a)	—	—	—	73	80	(9)	—	—	—

Total	1,640	1,646	—%	$3,012	$3,019	—%	$1,837	$1,834	—%

Six Months Ended June 29, 2012 and July 1, 2011

	Volume			Revenue			Revenue Per Unit
	2012	2011	% Change	2012	2011	% Change	2012	2011	% Change
Agricultural
Agricultural Products	209	218	(4)%	$536	$533	—%	$2,565	$2,445	5%
Phosphates and Fertilizers	159	163	(2)	256	255	—	1,610	1,564	3
Food and Consumer	50	52	(3)	135	133	2	2,700	2,558	5
Industrial
Chemicals	237	236	1	845	807	5	3,565	3,419	4
Automotive	216	176	23	583	445	31	2,699	2,528	7
Metals	139	135	3	334	306	9	2,403	2,267	6
Housing and Construction
Emerging Markets	197	212	(7)	332	324	3	1,685	1,528	10
Forest Products	144	139	3	365	335	9	2,535	2,410	6
Total Merchandise	1,351	1,331	2	3,386	3,138	8	2,506	2,358	6

Coal	662	773	(14)	1,652	1,837	(10)	2,495	2,376	5

Intermodal(a)	1,229	1,134	8	797	696	14	648	614	5

Other(a)	—	—	—	143	158	(10)	—	—	—

Total	3,242	3,238	—%	$5,978	$5,829	3%	$1,844	$1,800	2%

(a) 2011 intermodal revenue has been reduced by $7 million and $12 million for the quarter and six months ended July 1, 2011, respectively, from what was previously reported to correct for certain interline business and the corresponding intermodal revenue per unit has been reduced for this as well. The offsetting adjustment is reported in other revenue.

CSX Corporation

VOLUME AND REVENUE

The Company achieved year-over-year revenue growth in most markets although domestic utility coal volume continues to face challenges resulting from low natural gas prices and high stockpiles. The volume decline in domestic utility coal was offset by volume growth in the export coal, intermodal and automotive markets. Additionally, with the exception of coal which was flat, revenue per unit increased in all markets reflecting higher yields and fuel recovery.

Merchandise

Agricultural

Agricultural Products - Volume decreased due to reduced shipments of ethanol and corn. Ethanol shipments declined as a result of reduced gasoline demand and limitations at storage facilities due to over-production. Corn shipments to the Southeast for animal feed were lower due to substitution from a strong local wheat crop.

Phosphates and Fertilizers - Fertilizer shipments declined as the expectation of moderating prices for finished phosphate products (which include crop nutrients) resulted in delayed purchases.

Food and Consumer - Volume decreased with lower shipments of appliances driven by intermodal conversions partially offset by strength in refrigerated products shipments due to highway-to-rail conversions resulting from tight truck capacity.

Industrial

Chemicals - Volume growth was driven by oil and gas-related markets (which include frac sand and petroleum oil) resulting from the increase in shale drilling activity.

Automotive - Automotive volume grew as North American light vehicle production increased 25% year-over-year to support the continuing recovery of the automotive market.

Metals - Volume declined primarily due to scrap shipments related to weak exports as a result of lower global demand. The decline was likely increased by purchasing delays attributable to expectations for future reduction in scrap prices. These trends were partially offset by growth in finished steel products from strong demand in energy markets for products such as pipe and steel bars.

Housing and Construction

Emerging Markets - Volume declined due to reduced shipments of aggregates (which include crushed stone, sand and gravel) resulting from the completion of several major construction projects. Shipments of salt also declined from higher stockpiles due to the milder winter weather.

Forest Products - Volume improved mostly due to recovering demand for housing and construction.

Coal

Shipments of utility coal declined primarily driven by low natural gas prices and utility stockpiles above target levels. This decrease was partially offset by higher export shipments of U.S. thermal coal.

Intermodal

Domestic growth was driven by new customers, benefits of new capacity and highway conversions. International growth was driven by a new customer.

CSX Corporation

EXPENSE
Expenses in the quarter decreased $24 million from last year's second quarter. Significant variances are described below.
Labor and Fringe expense decreased $20 million due to the following:

•	Incentive compensation expenses were $18 million lower reflecting the award payouts on existing plans.

•	Volume related and various other costs were $10 million lower due to increased network efficiency.

•	Offsetting these decreases, hiring and training expenses were $8 million higher related to increased headcount, as the Company continues to hire ahead of attrition.
Materials, Supplies and Other expense decreased $7 million due to the following:

•	Recognition of $20 million of the deferred gain from the November 2011 sale of an operating rail corridor to the state of Florida.

•	Various other costs were lower by $6 million, which in part reflects improved asset utilization and the impact of lower equipment repair costs.

•	Offsetting these decreases, inflation-related expenses increased $12 million.

•	Volume-related expenses were $7 million higher due to terminal costs related to the strengthening of the intermodal, export coal and automotive businesses.
Fuel expense decreased $21 million primarily due to volume and a 2% decrease in the average price per gallon for locomotive fuel. (See Fuel Statistics table below)
Depreciation expense increased $17 million due to a larger asset base.

FUEL STATISTICS

	Quarters Ended			Six Months Ended
	Jun. 29, 2012	Jul. 1, 2011	Change	Jun. 29, 2012	Jul. 1, 2011	Change
Estimated Locomotive Fuel Consumption (Millions of gallons)	120.0	123.8	3.8	250.0	251.7	1.7
Price per Gallon (Dollars)	$3.14	$3.21	$0.07	$3.14	$3.03	$(0.11)
Total Locomotive Fuel Expense (Dollars in millions)	$377	$397	$20	$786	$764	$(22)
Total Non-Locomotive Fuel Expense (Dollars in millions)	33	34	1	68	69	1
Total Fuel Expense (Dollars in millions)	$410	$431	$21	$854	$833	$(21)

EMPLOYEE COUNTS (Estimated)

	2012	2011	Change
April	32,365	30,808	1,557
May	32,457	31,242	1,215
June	32,445	31,339	1,106

Average(a)	32,422	31,130	1,292
(a) Average headcount includes employees who are on a furlough retention board which means that they are guaranteed two days of service per week as well as full health and welfare benefits in exchange for remaining available to work when needed.  The average employees with this status was 227 employees for the second quarter 2012 versus 8 employees for the quarter last year.  These boards are different than a traditional furlough where an employee does not receive guaranteed minimum weekly service and forfeits health and welfare benefits after a defined period of time without service.

CSX Corporation

OPERATING STATISTICS (Estimated)

	Quarters Ended			Six Months Ended
	Jun. 29, 2012	Jul. 1, 2011	Improvement (Decline) %	Jun. 29, 2012	Jul. 1, 2011	Improvement (Decline) %
Coal (Millions of Tons)
Domestic
Utility	16.9	26.8	(37)%	37.1	54.9	(32)%
Other	3.0	4.0	(25)	5.3	6.5	(18)
Total Domestic	19.9	30.8	(35)	42.4	61.4	(31)
Export	14.7	10.4	41	27.2	21.1	29
Coke and Iron Ore	2.4	2.0	20	4.4	3.5	26
Total Coal	37.0	43.2	(14)%	74.0	86.0	(14)%

Revenue Ton-Miles (Billions)
Merchandise	33.6	33.5	—%	66.7	66.1	1%
Coal	17.4	19.2	(9)	34.7	38.7	(10)%
Intermodal	6.2	5.6	11	12.0	10.8	11%
Total	57.2	58.3	(2)%	113.4	115.6	(2)%

Gross Ton-Miles (Billions)
Total Gross Ton-Miles	104.4	107.2	(3)%	209.2	211.7	(1)%
(Excludes locomotive gross ton-miles)

Safety and Service Measurements
FRA Personal Injury Frequency Index	0.66	0.90	27%	0.72	0.86	16%
(Number of FRA-reportable injuries per 200,000 man-hours)
FRA Train Accident Rate	1.81	2.28	21%	1.97	2.46	20%
(Number of FRA-reportable train accidents per million train miles)

On-Time Train Originations	89%	68%	31%	89%	67%	33%
On-Time Destination Arrivals	78%	56%	39%	77%	57%	35%

Dwell (Hours)	23.2	26.0	11%	23.6	26.3	10%
Cars-On-Line	189,974	208,572	9%	192,214	210,484	9%

Train Velocity (Miles per hour)	22.4	19.8	13%	22.4	20.1	11%

Resources			Increase %
Route Miles	21,007	21,046	—%
Locomotives (Owned and long-term leased)	4,163	4,073	2%
Freight Cars (Owned and long-term leased)	70,000	67,060	4%

CSX Rail Network

Syracuse
Selkirk
Buffalo
Detroit
Chicago
Stanley
Walbridge
Cleveland
Willard
Greenwich
Cumberland
Curtis Bay
Locust Point
Avon
Columbus
Cincinnati
Russell
Evansville
Louisville
Richmond
Erwin
Rocky Mount
Nashville
Hamlet
Florence
Birmingham
Atlanta
Charleston
Montgomery
E. Savannah
Waycross
Mobile
Jacksonville
New Orleans
Tampa
Major Terminals
I-90 Corridor
I-95 Corridor
Southeastern Corridor
Coal Network
CSX Rail Network